SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                             -----------------

                                  FORM 8-A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR (g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


                              BLACKROCK, INC.
  ------------------------------------------------------------------------
           (Exact Name of Registrant as Specified in Its Charter)

                Delaware                                   51-0380803
  -------------------------------------------        ---------------------
   (State of Incorporation or Organization)            (I.R.S. Employer
                                                       Identification no.)

      345 Park Avenue, New York, New York                      10154
  -------------------------------------------        ---------------------
   (Address of Principal Executive Offices)                 (Zip Code)


 If this form relates to the              If this form relates to the
 registration of a class of securities    registration of a class of securities
 pursuant to Section 12(b) of the         pursuant to Section 12(g) of the
 Exchange Act and is effective upon       Exchange Act and is effective upon
 filing pursuant to General               filing pursuant to General
 Instruction A.(c), please check the      Instruction A.(d), please check the
 following box.  [X]                      following box.  [ ]


 Securities Act registration statement file number to which this form relates: 333-78367

 Securities to be registered pursuant to Section 12(b) of the Act:

      Title of Each Class              Name of Each Exchange on Which
      to be so Registered              Each Class is to be Registered
      -------------------              ------------------------------
      Class A Common Stock,            New York Stock Exchange, Inc.
      par value $.01 per share

 Securities to be registered pursuant to Section 12(g) of the Act:

                                    None
  ------------------------------------------------------------------------
                              (Title of Class)



 ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

      For a description of the securities to be registered hereunder, reference is made to the information set forth under the heading "Description of Capital Stock" in the Registrant's Prospectus, which constitutes a part of the registrant's Registration Statement on Form S-1 (File No. 333-78367) under the Securities Act of 1933, as amended, which information is hereby incorporated herein by reference.


 ITEM 2.   EXHIBITS

      The following exhibits to this Registration Statement have been filed as exhibits to the Registrant's Registration Statement on Form S-1 (File No. 333-78367), as amended, filed under the Securities Act of 1933, as amended, and are hereby incorporated herein by reference.

 Exhibit
 Number         Description of Exhibit
 -------        ----------------------
   3.1          Form of Amended and Restated Certificate of Incorporation
                of the Registrant.

   3.2          Form of Amended and Restated By-Laws of the Registrant.

   4.1          Specimen of Common Stock Certificate (per class).

   4.2          Form of Amended Stockholders Agreement.

   10.6 Form of Initial Public Offering Agreement among the Registrant, PNC Bank Corp. and PNC Asset Management, Inc.

   10.7         Form of Registration Rights Agreement, among the
                Registrant, PNC Asset Management, Inc., and certain holders of the class B common stock of the Registrant.



                                 SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.


 Dated:    September 15, 1999


                                    BLACKROCK, INC.

                                    By:  /s/ Robert P. Connolly
                                       ----------------------------------
                                       Name:  Robert P. Connolly
                                       Title: Managing Director, General
                                                Counsel and Secretary